Exhibit 23.1

                                     Consent

     As independent certified public accountants, we hereby consent to the incorporation in the Registration Statement on Form SB-2 of our report relating to the financial statements of Eternal Technologies Group, Inc. and to all references to this firm included in such Form SB-2, as of December 31, 2003 and 2002 and the related Statements for December 31, 2003 and 2002.



                                            /s/  Thomas  Leger  &  Co. LLP
                                           -------------------------------------
                                                 Thomas Leger & Co. LLP

September 10, 2004
Houston, Texas